As filed with the U.S. Securities and Exchange Commission on October 10, 2025

Registration No. 333-[    ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JFB CONSTRUCTION HOLDINGS

(Exact Name of Registrant as Specified in its Charter)

Nevada	6719	99-2549040
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1300 S. Dixie Highway, Suite B

Lantana, FL 33462

561-582-9840

(Address, Including Zip Code, and Telephone Number, Including Area Code,

of Registrant’s Principal Executive Offices)

Joseph F. Basile III

Chief Executive Officer

1300 S. Dixie Highway, Suite B

Lantana, FL 33462

561-582-6823

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

with copies to:

Joseph M. Lucosky, Esq.

Scott E. Linsky, Esq.

101 Wood Avenue South, 5th Floor

Woodbridge, NJ 08830

(732) 395-4400

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Smaller reporting company ☒
Non-accelerated filer ☒	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED October 10, 2025

JFB Construction Holdings

Up to 24,852,314 Shares of Common Stock offered by the Selling Stockholders

This prospectus relates to the resale, from time to time, of up to 24,852,314 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of JFB Construction Holdings (the “Company”), by the selling stockholders identified in this prospectus under the section “Selling Stockholders” (the “Offering”) pursuant to a Securities Purchase Agreement dated September 26, 2025 (the “Securities Purchase Agreement”) with American Ventures LLC, Series XIV JFB (the “Investor”), whereby the Company issued to the Investor: (i) 4,389,500 shares of Series C Convertible Preferred Stock, par value $0.0001 per share, stated value $10.00 per share (“Series C Preferred Stock”), convertible into 8,068,933 shares of Common Stock (the “Conversion Shares”) at a conversion price of $5.44 per share of Series C Preferred Stock; (ii) 8,068,933 warrants (the “Common A Warrants”) to purchase up to an aggregate of 8,068,933 shares of Common Stock (the “Common A Warrant Shares”), and (iii) 8,068,933 warrants (the “Common B Warrants” and collectively with the Common A Warrants, the “PIPE Warrants”) to purchase up to an aggregate of 8,068,933 shares of Common Stock (the “Common B Warrant Shares”, and collectively with the Common A Warrant Shares, the “Warrant Shares”). The PIPE Warrants are subject to beneficial ownership limitations set by the holder. The Common A Warrants issued in the Offering are exercisable immediately at an exercise price of $5.75 per share and will expire three years from the date of issuance. The Common B Warrants issued in the Offering are exercisable immediately at an exercise price of $6.25 per share and will expire three years from the date of issuance. The purchase price for one unit consisting of the Series C Convertible Preferred Stock, Common A Warrants and Common B Warrants was $5.44 per share.

In connection with the Offering, on September 26, 2025, the Company entered into a Placement Agent Agreement with Dominari Securities LLC (the “Placement Agent”), in which the Placement Agent served as the placement agent in the Offering, and the Company, as part of the compensation payable to the Placement Agent for services provided by the Placement Agent to the Company in the Offering, issued warrants (the “Placement Agent Warrants” and, collectively with the PIPE Warrants, the “Warrants”), to purchase an aggregate of 645,515 shares of Common Stock (the “Placement Agent Warrant Shares”) at an exercise price of $5.44 per share, subject to certain adjustments.

We are not selling any shares of our Common Stock under this prospectus and will not receive any proceeds from the sale of any Conversion Shares, Warrant Shares, or Placement Agent Warrant Shares by the applicable Selling Stockholders. We would, however, receive proceeds from any PIPE Warrants that are exercised through the payment of the exercise price in cash of such PIPE Warrants, in a maximum amount of up to approximately $100,338,796. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sale of the Shares. We will bear all costs, expenses and fees in connection with the registration of the Shares.

No securities may be sold without delivery of this prospectus and any applicable prospectus supplement describing the method and terms of the offering of such securities.

You should read this prospectus, together with additional information described under the headings “Information Incorporated by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

We are an “emerging growth company” under the federal securities laws and have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company.”

Investing in our common stock is speculative and involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus, as described beginning on page 13.

Our Common Stock is listed on The Nasdaq Capital Market LLC (“Nasdaq”) under the symbol “JFB.” On October 7, 2025, the last reported sale price of our Common Stock on Nasdaq was $13.28 per share.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2025

ii

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with information different from or in addition to that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

iii

ABOUT THIS PROSPECTUS

We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Information Incorporated by Reference,” before deciding to invest in our securities.

We have not, and the placement agent has not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

The information incorporated by reference or provided in this prospectus contains statistical data and estimates, including those relating to market size and competitive position of the markets in which we participate, that we obtained from our own internal estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable. While we believe our internal company research is reliable and the definitions of our market and industry are appropriate, neither this research nor these definitions have been verified by any independent source.

For investors outside the United States: We have not, and the placement agent has not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

This prospectus and the information incorporated by reference into this prospectus contain references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus and the information incorporated by reference into this prospectus, including logos, artwork, and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other company.

1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. The forward-looking statements in this prospectus are only predictions. In some cases, you can identify these forward-looking statements by the fact they use words such as “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will,” “potential,” “opportunity,” “future,” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert, or change any of them, and could cause actual outcomes to differ materially from current expectations. These statements are likely to relate to, among other things, our business development efforts, our prospects for initiating new construction and development projects, the effect of new accounting pronouncements, uncertainty regarding our future operating results and our profitability, anticipated sources of funds as well as our plans, objectives, expectations, and intentions. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including but not limited to:

●	risks relating to bidding on construction projects;
●	the inexperience of our principal shareholder and senior management in operating a publicly traded company;
●	economic conditions that impact consumer spending may have a material adverse effect on our business;
●	results of operations or financial condition;
●	risks related to face intense competition including from some competitors that have greater financial and marketing;
●	risks related to our ability to attract and retain key personnel;
●	potential harm caused by misappropriation of our data and compromises in cybersecurity;
●	changes in laws;
●	regulatory requirements, proceedings and complaints;
●	litigation;
●	failure to develop brand name and reputation;
●	the impact of natural disasters and health epidemics; and
●	the other risks we face and the actions we may take in response thereto.

These forward-looking statements are subject to a number of other risks, assumptions and uncertainties described in this prospectus, including those described in the “Risk Factors” section. We have included more detailed descriptions of these risks and uncertainties and other risks and uncertainties applicable to our business that we believe could cause actual results to differ materially from any forward-looking statement in the “Risk Factors” sections of this prospectus and the documents incorporated by reference herein. We encourage you to read those descriptions carefully. Moreover, we operate in a very competitive and rapidly changing environment. Although we believe we have been prudent in our plans and assumptions, no assurance can be given that any goal or plan set forth in forward-looking statements can be achieved. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information These statements are inherently uncertain, and you are cautioned not to unduly rely upon these statements.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

2

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate is based on information from independent industry and research organizations, other third-party sources (including industry publications, surveys and forecasts), and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets, which we believe to be reasonable.

In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Special Note Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

3

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in shares of our common stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. Before you decide to invest in our common stock, you should read the entire prospectus carefully, including “Risk Factors” beginning on page 13 and the financial statements and related notes included in this prospectus.

Unless the context indicates otherwise, as used in this prospectus, the terms “JFB Construction,” “JFB,” “Company,” “we,” “us,” “our,” “our company” and “our business” refer, to JFB Construction Holdings, including its subsidiaries named herein.

Company Overview and History

JFB Construction Holdings (“JFB”, “we”, the “Company”) is a commercial and residential real estate construction and development company. The Company’s management is dedicated to delivering high-quality services to commercial and residential markets, such as retail corporate buildout, multifamily community developments and luxury residential homes, with a focus on fostering long-term relationships with clients, partners, and communities. Our comprehensive suite of services encompasses everything from initial project planning and design to the final stages of construction and project management.

On May 28, 2014, Mr. Joseph F. Basile, III formed JFB Construction & Development Inc., a Florida corporation (the “JFB Subsidiary”). At the time of the formation, Mr. Basile held one hundred percent (100%) of the issued and outstanding shares of the JFB Subsidiary. Our headquarters is located in Lantana, Florida.

On April 9, 2024, Mr. Basile formed JFB Construction Holdings, a Nevada corporation, to create a parent holding company of the JFB Subsidiary, which currently serves as the Company’s operational entity. On July 18, 2024, all shareholders of the JFB Subsidiary entered into a Contribution and Exchange Agreement (the “Contribution and Agreement”) with JFB Construction Holdings to exchange their shares in the JFB Subsidiary for shares of JFB Construction Holdings. 100 shares of the JFB Subsidiary’s common stock were exchanged for 3,639,999 shares of our Class A Common Stock and 4,000,000 shares of our Class B Common Stock to JFB Subsidiary’s three shareholders. As a result, JFB Subsidiary became a wholly owned subsidiary of JFB Construction Holdings (the foregoing transactions are collectively referred to herein as the “Reorganization”). On September 30, 2025, the Company and Mr. Basile, entered into a share redemption agreement (the “Redemption Agreement”), pursuant to which the Company paid Mr. Basile $12,000,000 from the proceeds of a concurrent PIPE Offering in exchange for retiring 4,000,000 shares of Class B Common Stock (“Class B Shares”) held by Mr. Basile (the “Redemption”). Consequently, as of October 7, 2025, we have 0 shares of Class B Common Stock issued and outstanding.

Our primary markets vary across our business segments.

Commercial Contracting Segments

Our commercial contracting segment has completed projects in 36 states, delivering over 2 million square feet of commercial retail and shopping center space construction and improvements. This segment’s market is driven primarily by our ability to provide services to franchisees and franchisors nationwide, regardless of project location because of our operational flexibility and established relationships with franchisees and franchisors alike. While we have historically focused on the Southern Atlantic region, including Florida, Georgia, South Carolina, and North Carolina, where we have established a strong reputation and network, our growth is increasingly tied to the strength of our relationships with franchisees and the trust of franchisors who rely on us as preferred builders for multiple projects.

4

Real Estate Development Segment

Our real estate development segment is currently concentrated in South Florida, with plans to leverage our regional success to expand into other southern and U.S. markets by identifying market opportunities and joint venture partners that align with our objectives. Our residential construction segment is also focused on South Florida, with no current plans for expansion beyond this market.

Corporate Growth and Expansion

Management believes we will leverage our established industry relationships, experience operating in various jurisdictions and navigating complex construction regulations to meet our growth objectives of continuing to expand our market throughout more of the United States and successfully winning bids for larger construction projects. The Company intends to focus its business in states with increased population and GDP growth, such as Florida, Texas and South Carolina. However, as we expand into new territories, our reputation for excellence will be less known by new clients and we will need to compete with other construction companies that may have been operating in a given region for years and already have built up reliable networks of clients, vendors, contractors, and other market participants. We believe our ability to rely on our relationships within the franchise industry and more generally the real estate development industry, should offset some of this potential risk, however by continuing to build on our experience and proven track record.

Our expansion and growth goals, some of which will come with more capital intensive projects, may expose the Company to greater risks related to lack of performance, faltering relationships, improper investment of resources or otherwise. The Company also recognizes operations are likely to fluctuate significantly and historical results should not be considered indicative of results for any future periods. Our ability to obtain surety bonds is important for expanding our operations, as bonding is often required for bidding on public and large private projects. Increased bonding capacity allows us to pursue more high-value contracts, particularly in government and infrastructure sectors, enhancing revenue opportunities and market diversification. It also strengthens our credibility with clients and lenders, reflecting our financial stability. This credibility can lead to improved financial terms and mitigate risks associated with contract defaults, enabling the company to confidently take on larger projects and drive long-term growth.

We have extensive experience building and remodeling hundreds of franchise locations for corporate franchisors and franchisees for national, fast expanding brands, including Orange Theory Fitness, European Wax Center, Massage Envy, Planet Fitness, V/O Medspa, Arby’s, Tropical Smoothie Cafe, Amazing Lash Studio, Starbucks and Save-A-Lot. For our franchise clients, we offer interior remodeling, space optimization, and the integration of advanced design to create functional and attractive retail environments. The Company expects consistent and reliable revenue for this division based on established relationships and clients affiliated with reputable name brands. Should such relationships be compromised or key individuals leave their positions with franchisors, our consistent revenue sources could be adversely impacted. However, the departure of key individuals may create new opportunities with the franchisors these individuals transition to. We intend to continue to utilize our commitment to quality craftsmanship, attention to detail, and customer satisfaction to set us apart in this market. Should the quality of our workmanship suffer through poor project management or quality control, our reputation may be impacted, reducing our ability to attract new clients or retain past clients. Each project with our significant franchise client, Planet Fitness, is under a separate agreement, but our standard business arrangement involves a fixed-price commercial construction contract valued between $1.5-2 million, with an anticipated completion timeline of 12-14 weeks. Payments are due within 30 days of invoice, aligning with project milestones to ensure cash flow and maintain project pace. Management believes JFB Construction’s unique selling proposition lies in our ability to tailor solutions to meet the specific needs of each client, familiarity of the needs of our clients within the franchise construction niche, and delivering projects on time and within budget. Further, we attempt to offer efficient and economical solutions for our client’s expanding franchisee and franchisor businesses by allowing them to utilize the same contractor for many of their franchise locations.

Presently, the Company has begun to expand its real estate development segment by being the general contractor on low rise apartment and townhome developments projects. In the future, the Company also intends to invest directly or through joint ventures in real estate development projects. While these investments present a pathway to generate additional revenues by selling completed projects at a premium, generating rental income and/or to vertically integrate by securing valuable construction contracts associated with the projects, they also involve considerable capital commitments and exposure to market volatility, project delays, and other risks associated with real estate development. The illiquid nature of these investments further amplifies the challenges, as capital is often tied up for extended periods, limiting the company’s flexibility to redeploy resources. We believe the Company’s integrated approach, combining investment with the potential to secure construction contracts, will offset such risks by securing additional large-scale construction projects and potential revenue generated from the investments. Presently, our focus is on apartment complexes and townhouses, with a potential shift to mixed-use buildings, hotels and commercial properties in the future as our business expands and new opportunities are presented.

5

Residential Construction Segment

Our residential construction segment focuses on custom home builds, in addition to certain remodeling projects primarily in the South Florida region with a focus on superior craftsmanship and attention to detail. Some of our luxury residential projects also include state of the art equestrian facilities. In 2024, we have focused more on growth of this segment to continue to diversify our service offerings. Our relationships with architects, engineers and designers create opportunities for these projects and we will continue to foster these relationships to continue growth in this division.

Strategic Goals

In addition to our expansion into key states such as Florida, Texas, and South Carolina, we have set forward-looking strategic milestones—including targeted market penetration rates, phased rollouts, and revenue growth objectives over the next 12 to 24 months—to overcome regional brand recognition challenges and establish a robust presence in these markets.

Corporate History

Business Segments

We provide a comprehensive range of services within the construction and development industries for both the residential and commercial segments. Each segment offers distinct opportunities for growth and presents unique challenges that JFB Construction navigates. Currently, we have twenty-six construction projects, which include fifteen projects actively under construction and another eleven under contract awaiting permitting or similar impediments. These projects further consist of fifteen commercial projects and eleven residential projects, which include one larger scale real estate development project.

Commercial Construction Segment

From ground-up developments to renovations and tenant improvements, we specialize in delivering high-quality commercial construction projects across various commercial sectors. This segment encompasses a wide range of projects, including office buildings, retail centers, hospitality establishments, and industrial facilities. The commercial segment, which includes two divisions, a franchise construction division and a general commercial construction division, represents a significant portion of JFB Construction’s revenue, including approximately 78% for year ending December 31, 2024 and 88% for the year ending December 31, 2023.

Franchise industry construction build-outs were a key component of the past growth of JFB and will continue to be instrumental in our commercial construction business. These projects range in size from approximately 1,500 square foot projects to over 30,000 and are generally completed in less than four months. Leveraging years of experience, our team of professionals is adept at understanding the unique requirements of numerous franchise systems and national brands for our clients. Our collaborative approach and dedication to client satisfaction have positioned us as preferred builders within the franchise industry for highly valuable and recognizable corporate brands, allowing us to build lasting partnerships with franchisees and national brands alike. We are, however, tied to the continued growth and success of the national brands, and their respective franchisees, for continued projects of this nature. By prioritizing the unique needs and objectives of each client, we attempt to deliver tailored solutions to meet the needs of our franchise clients. Eight of our thirty current projects are franchise industry construction buildouts.

We also build ground-up commercial buildings. This includes site evaluation, aiding in architectural design and engineering, and construction of the building itself. Our approach ensures that the final product meets the functional and aesthetic requirements of modern businesses, while also adhering to budget and timeline constraints. We recently completed a nearly 9,000 square foot office building in Lantana, Florida, approximately half of which we occupy as our headquarters. Sixteen of our thirty current projects are general commercial construction projects.

The commercial construction industry, specifically focusing on franchise business buildouts, is highly competitive and influenced by various market dynamics. Franchise business buildouts, such as restaurants, retail stores, fitness centers, and service-oriented businesses, require specialized construction services that cater to brand standards, tight timelines, and cost efficiency. Many franchise brands are expanding rapidly due to strong consumer demand, creating a substantial market for commercial construction services. Franchise buildouts often have aggressive schedules to meet the franchisor’s timelines, requiring contractors, including JFB, to work efficiently and minimize downtime. This fast-paced nature of the work means that contractors with streamlined processes, experienced project managers, and strong subcontractor networks have a competitive edge. Our management believes we possess such attributes and, as a result, are well positioned to continue being awarded contracts in this sector in the future.

6

Overall, according to Mordor Intelligence, the U.S. commercial construction market is estimated at USD $171.26 billion in 2024 and is expected to reach USD $203.5 billion by 2029, growing at a CAGR of 3.51%. Further, nonresidential construction spending is projected to increase by over 4% in 2025, according to the American Institute of Architects. However, there is less encouraging information related to traditional office and retail sectors which are declining based on consumer trends and work from home initiatives. JFB will continue to monitor these trends as they occur and will consider shifting resources to adapt by focusing markets and regions where continued growth is projected.

Management expects the continued expansion of our franchise construction division across numerous states throughout the U.S. where our current and future clients require our services, with an emphasis on the Southeast. The Southeast, according to International Franchise Association, is the largest franchise market in the country and is expected to grow by 3.5%, whereas the total national franchise market is only expected to grow 1.9%. Our general commercial construction division will continue to focus on the Southern Atlantic region of the United States in the short to mid-term, focusing on regions where we forecast continued state-to-state migration and expanding population growth. We anticipate our franchise division growth to remain strong so long as we are able to continue to retain our current client base and continue to receive referrals within the industry.

Residential Construction Segment

With a focus on quality craftsmanship, we undertake residential construction and development projects that prioritize modern living spaces and contribute to vibrant communities. With the increasing demand for housing driven by population growth and urbanization, the residential development segment presents business opportunities for JFB Construction. According to the U.S. Census Bureau, Florida was one of the fastest-growing economies in the country. Florida has also been one of the fastest growing states in terms of population and migration, adding between 300,000 to 380,000 residents for each of the last 10 years, with 467,347 added in 2024, according to a report issued by the Demographic Estimating Conference. JFB aims to capitalize on the increased GDP and population migration in Florida, which is drawing new residents because of its warmer climate, robust labor market and lack of state income tax, due to increased need for housing. In 2024, residential construction opportunities represent 22% of our revenues. Our expertise in residential construction includes home remodels, luxury single-family homes and equestrian facilities. We are committed to meeting the evolving needs of homeowners and developers by delivering innovative and sustainable housing solutions.

We cater to affluent clients seeking bespoke residences and state of the art equestrian amenities in South Florida. Within this segment, we excel at creating custom-designed homes and remodels that embody elegance, functionality, and the latest in luxury living standards. In parallel, we create equestrian facilities that combine superior architectural design with practical considerations for horse stabling and training. As we move forward, management believes the demand for contractors who specialize in this niche of luxury construction will continue to grow in association with the population growth in this region. Six of our thirty current projects are residential construction projects.

The competitive state of the residential construction market in the Florida and the surrounding regions has been shaped in recent years due to a number of factors. Florida’s population growth is forecasted to remain above the national average in the coming years as well, according to the Demographic Estimating Conference. In turn, the demand for new or remodeled homes has been beneficial to JFB and the residential construction industry in the region. However, JFB’s ability to successfully capitalize on such demand has been balanced by the need to identify a cost effective workforce, including its use of subcontractors, properly preparing for and mitigating the potential harm of increased material costs and supply chain disruptions, and navigating strict building codes which may lead to permitting delays.

7

Real Estate Development Segment

Management believes that an increased focus on larger multi-family residential developments, such as condominiums and townhouses, will help JFB to continue to grow and increase its revenue. Projects, such as our completed 44-unit multi-story residential apartment complex and our recent agreement as the general contractor for a 79-unit townhome development with an additional community clubhouse, will be key to our future success because such projects offer the opportunity to participate in larger construction projects that have an opportunity to yield greater revenues. As discussed below, we believe being a public company, with increased access to capital and potential debt financing, will help enable our company to invest in real estate development projects that are more capital intensive. Further, with the potential to act as the developer and general contractor for development projects, we believe there are opportunities to maximize profits for the Company though efficient control of all aspects of construction projects through our in-house development team. One of our thirty current projects is a real estate development project.

While still aspirational in nature, the Company’s strategic plan includes investing in real estate development projects directly as the developer or through joint ventures, which offer both attractive opportunities and notable challenges. Such investment has the potential to secure substantial returns on investment, as well as potentially being awarded the valuable construction contracts tied to these ventures. Real estate development provides revenue opportunities for the Company through various channels, including the sale of developed properties, leasing income, and property management fees. Upon the completion of a development project, the Company may generate revenue through the sale of residential, commercial, or mixed-use properties to third-party buyers. In addition, leasing developed properties to tenants provides a recurring revenue stream, contributing to long-term financial stability. The Company may also derive income from property management services, ensuring efficient operation and maintenance of developed assets, but this service would likely be outsourced to a third-party, at least in the early stages of this growth objective. Furthermore, real estate development projects may appreciate in value over time, potentially generating additional revenue upon sale or refinancing.

In addition to the revenue generated from property sales, leasing, and management, real estate development projects create opportunities for the Company to provide construction services, further diversifying its income streams. As a vertically integrated company, the Company is likely to be able to serve as both the developer and the general contractor on its projects, enabling it to capture additional revenue from construction activities. By providing construction services for its own developments, the Company benefits from greater control over project timelines, quality, and costs, improving overall project efficiency. Moreover, the Company may also offer construction services to third-party developers, as it is presently, leveraging its expertise and resources to expand its client base. This dual role as developer and contractor may enhance the Company’s ability to generate consistent revenues across multiple phases of a project, from initial construction through long-term asset management.

Value-add real estate development for shopping centers and similar commercial projects is another area of real estate development the Company intends to invest into. By acquiring underperforming or outdated retail properties, the Company can implement strategic renovations, tenant repositioning, and operational improvements to enhance the property’s value and attract higher-quality tenants. These enhancements can increase rental income and occupancy rates, creating a more attractive asset for future sale or refinancing. Additionally, value-add projects allow the Company to capitalize on trends in consumer behavior, such as incorporating mixed-use elements or adapting spaces for e-commerce and experiential retail. This approach not only increases the asset’s long-term revenue potential but also strengthens the Company’s market position in the competitive commercial real estate sector, if the Company is able to properly assess risk and identify well positioned properties.

The Company recognizes real estate development projects require substantial capital investment and come with inherent risks, such as market fluctuations, potential delays, and the complexities of managing real estate assets. The illiquidity of these investments further complicates matters, as funds may be locked in for extended durations, restricting the company’s ability to reallocate resources quickly. Nonetheless, by integrating its investment strategy with its construction capabilities, the Company aims to mitigate these risks and enhance project outcomes. While these endeavors require careful management and thoughtful allocation of resources, the Company is optimistic that its integrated approach will yield positive outcomes.

8

Growth from Influx of Capital

With increased capital, the Company can strategically hire additional employees, including project managers, an enhanced sales team and executive-level professionals, to manage a growing portfolio of projects. This expansion of the workforce allows the company to increase its capacity to bid on and complete more projects simultaneously, enhancing overall productivity and enabling the company to scale its operations efficiently.

Access to substantial capital also positions the Company to invest in real estate development projects that were previously out of reach. By having the funds readily available, the Company can acquire land, cover initial construction costs, and navigate the often lengthy entitlement process without the constraints of traditional financing. This ability to self-fund or provide substantial equity for projects can lead to better financing terms and improved returns on investment, further fueling growth. Additionally, having capital for real estate development enhances the company’s ability to diversify its revenue streams, generating income not only from construction services but also from property sales and leasing activities.

The influx of capital also opens up opportunities for strategic acquisitions. The Company can acquire complementary businesses to enhance its service offerings, reduce costs through vertical integration, and enter new geographic markets. Acquisitions can also bring in new talent, technology, and client relationships, further strengthening the Company’s competitive position and operational efficiency.

Moreover, increased capital enhances the company’s bonding capacity, which is critical for securing larger and more complex construction projects. Bonding companies assess a firm’s financial strength, and with a stronger balance sheet post-offering, audited financials and visibility, the Company becomes more bondable and can qualify for higher bonding limits. This increased bonding capacity allows the Company to bid on larger public and private sector contracts, further driving revenue growth. The improved bond-ability not only demonstrates financial stability but also builds trust with clients, who view bonding as a sign of reliability and lower risk.

Finally, the Company believes that recognition as a public entity will significantly enhance its credibility in the industry, opening doors to new business opportunities and increasing its ability to secure construction projects. Being publicly traded signals financial strength, transparency, and long-term stability, qualities highly valued by clients, investors, and partners. This elevated status can differentiate the Company from privately held competitors, making it more attractive to developers, government agencies, and large corporations seeking reliable contractors for major projects. The heightened visibility and reputation associated with being a public company may also lead to a broader client base, increased project awards, and preferred contractor status on larger, high-profile developments, ultimately driving sustained growth and profitability. Additionally, we plan to increase our project pipeline by over 15 % and expand our bonding capacity to $100 million, further strengthening our position in the market and enabling us to take on larger, more complex projects.

Project Delivery and Operational Framework

For its construction projects, the Company utilizes both cost-plus and fixed-price construction contracts to optimize project execution and manage financial risk. For its residential construction, the Company typically employs cost-plus agreements, allowing for greater flexibility in budgeting and accommodating changes in project scope. In contrast, the Company predominantly uses fixed-price contracts for its commercial construction work, particularly with franchisees and franchisors, providing clients with cost certainty while ensuring efficiency in project management.

In a cost-plus construction contract, we are reimbursed for all project costs, including materials, labor, and overhead, plus an additional fee or percentage for profit. This contract structure allows flexibility to accommodate unforeseen costs, making it suitable for complex projects with potential scope changes. However, it may lead to increased costs for the client, as the Company has less incentive to control expenses. Cost-plus contracts can reduce financial risk and ensure profitability, but they may also create uncertainty in cash flow due to fluctuating project costs.

A fixed-price construction contract, also known as a lump sum contract, establishes a set price for the entire project, regardless of the actual costs incurred. This type of contract incentivizes us to manage expenses efficiently, as we bear the risk of cost overruns. For our business, fixed-price contracts provide predictable revenue and streamline budgeting but can result in reduced profit margins if project costs exceed initial estimates. The choice between contract types affects our financial performance, risk management, and client relationships, depending on the nature of the project and market conditions. Additionally, we occasionally utilize fixed-unit price contracts, which is similar for fixed-price but involves setting a fixed price per unit of work (e.g., per square foot, per ton of material). The final cost is determined by the actual quantity of units used in the project.

9

The Company employs a comprehensive and structured bidding process for its construction contracts, ensuring transparency, fairness, and competitiveness at every stage. This process is designed to identify the best partners and ensure that projects are delivered on time, within budget, and to the highest quality standards. For commercial projects, particularly those involving fixed-price contracts, the Company often engages in competitive bidding. This involves soliciting proposals from multiple subcontractors, vendors, and suppliers, creating an open environment where all potential partners have an equal opportunity to submit their most competitive bids.

To maintain the integrity and competitiveness of the process, the Company carefully evaluates each proposal based on a combination of factors, including cost, qualifications, past performance, timeline adherence, and safety records. This ensures that only the most cost-effective and qualified partners are selected for the job. The Company also places a strong emphasis on building long-term relationships with subcontractors and vendors, fostering a network of trusted partners who share the Company’s commitment to quality and efficiency.

In addition to competitive bidding, the Company also conducts thorough due diligence to assess the capabilities and financial stability of each subcontractor, ensuring they are equipped to handle the scope and complexity of the project. The use of advanced bidding software and project management tools further streamlines the process, enhancing accuracy and reducing the risk of errors.

For larger and more complex projects, the Company may engage in prequalification processes, where only the most experienced and capable subcontractors are invited to bid. This prequalification ensures that the selected partners have the necessary resources, expertise, and track record to meet the project’s requirements. By maintaining a rigorous and transparent bidding process, the Company ensures that each project is completed with the highest standards of quality, safety, and efficiency while optimizing cost and resource allocation.

In some cases, particularly with franchisees and franchisors operating on expedited construction timelines, the Company negotiates contracts directly with clients, leveraging its preferred builder status to bypass the formal bidding process. The Company adheres to strict prequalification criteria for subcontractors, evaluating their experience, financial stability, and ability to meet the Company’s insurance and performance requirements. This approach ensures the delivery of high-quality projects within established budgets and timelines.

Our identification of potentially prosperous projects to bid upon and our ability to accurately bid such projects, primarily related to fixed price contracts, is essential generating profits as it establishes a realistic budget, protects profit margins, and manages risks effectively. Proper bids ensure all costs, including materials, labor, and contingencies, are accounted for, minimizing the likelihood of cost overruns and unexpected expenses. This precision helps avoid underbidding, which can erode profits, and overbidding, which can lose projects to competitors. Accurate bids also enable efficient resource allocation, maintain cash flow stability, and foster client trust, enhancing a company’s reputation and competitive position. If we are unable to accurately bid fixed price construction projects, it may lead to significant financial losses, strained cash flow, and project delays as unforeseen costs emerge. This misalignment can result in reduced profit margins, disputes with clients, and damage to the company’s reputation, ultimately affecting long-term viability and competitiveness in the market.

The Company enters into standardized agreements with subcontractors, suppliers, and vendors to ensure consistency, compliance, and risk mitigation across all projects. Subcontractors are required to meet the Company’s insurance and bonding requirements, listing the Company as additionally insured before commencing work. These agreements outline the scope of work, payment terms, and performance standards, with strict adherence to project timelines and quality expectations. Subcontractors are typically responsible for procuring their own materials, equipment, and labor, subject to the Company’s approval of quality and specifications. For suppliers and vendors, when not managed by subcontractors, the Company typically negotiates fixed-price or bulk-purchasing arrangements to stabilize material costs and manage supply chain risks. These relationships are managed closely to ensure timely delivery of materials and services, which is critical for maintaining project schedules and cost controls.

10

We frequently utilize subcontractors to complete various aspects of our projects. Subcontractors are hired by the Company to perform specific tasks within a construction project. While we are capable to perform many of the specialized trades through our in-house staff, based on our number of employees, the desire to optimize our completion of projects, and the potential for cost-effectiveness, subcontractors provide us with flexibility for our current projects and scalability as we strive to meet our growth objectives. This reliance is not without its downside where lack of performance by a subcontractor can adversely affect our profitability and reputation. Alternatively, depending on workflow, we utilize in-house performance of trades rather than utilizing subcontractors that carry higher costs, and potentially risk.

Our Company operates in a dynamic and evolving market, where adapting to changing conditions is essential for sustained growth and success. Inflationary pressures, rising interest rates, and fluctuating material costs have impacted both our operations and our clients’ ability to secure financing for construction projects. To mitigate these challenges, we must continually refine our cost management strategies, bidding process, negotiate favorable terms with suppliers, and implement flexible budgeting practices that allow us to adjust to market volatility. Additionally, the availability of skilled labor remains a concern, requiring us to foster strong relationships with subcontractors while exploring innovative approaches to workforce development and retention.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and may take advantage of reduced public reporting requirements. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;
●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;
●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and
●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our shares pursuant to this offering. However, if certain events occur before the end of such five-year period, including if we become a “large, accelerated filer,” if our annual gross revenues exceed $1.235 billion or if we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. We have elected to take advantage of this extended transition period and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

11

THE OFFERING

Issuer	JFB Construction Holdings

Shares of Common Stock offered by us	None.

Shares of Common Stock offered by the Selling Stockholders	24,852,314 (1) shares

Shares of Common Stock outstanding before the Offering	5,905,495 shares

Shares of Common Stock outstanding after completion of this Offering assuming the sale of all shares offered hereby	30,757,809 shares

Use of Proceeds	We will not receive any proceeds from the resale of the Common Stock by the Selling Stockholders. We would, however, receive proceeds from any PIPE Warrants that are exercised through the payment of the exercise price in cash of such PIPE Warrants, in a maximum amount of up to approximately $100,338,796.

Risk Factors	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 13 of this prospectus and the other information included and incorporated by reference in this prospectus for a discussion of the risk factors you should carefully consider before deciding to invest in our securities.

(1)	Assumes (i) the conversion of the Series C Preferred Stock at a conversion price of $5.44 per share, (ii) the exercise of the Common A Warrants exercisable into 8,068,933 shares of the Company’s Common Stock at an exercise price of $5.75 per share, (iii) the exercise of the Common B Warrants exercisable into 8,068,933 shares of the Company’s Common Stock at an exercise price of $6.25 per share, and (iv) the exercise of the Placement Agent Warrants exercisable into 645,515 shares of Common Stock at an exercise price of $5.44 per share.

12

RISK FACTORS

Before purchasing any of the securities you should carefully consider the risk factors set forth below and incorporated by reference in this prospectus from our Annual Report, and any subsequent updates described in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q, and 8-K and in the other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Additional Information” and “Incorporation of Certain Information By Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business, and prospects.

The existing market for our securities developed very recently, and we do not know whether it will provide you with adequate liquidity.

Prior to our recent initial public offering, there was no public market for our securities. We cannot assure you that an active trading market for our Common Stock will be maintained. You may not be able to sell your shares quickly or at the market price if trading in our common stock is not active. The initial public offering price for the shares was determined by negotiations between us and representatives of the underwriters and may not be indicative of prices that will ultimately prevail in the trading market.

JFB Construction Holdings is a holding company.

We, JFB Construction Holdings, are a holding company and our only significant assets are the membership interest and capital stock of our current or future subsidiaries. As a result, we are subject to the risks attributable to our subsidiaries. As a holding company, we conduct substantially all of our business through its subsidiaries, which generate substantially all of our revenues. Consequently, our cash flows and ability to complete current or desirable future enhancement opportunities are dependent on the earnings of our subsidiaries and the distribution of those earnings to us. The ability of these entities to pay dividends and other distributions will depend on their operating results and will be subject to applicable laws and regulations which require that solvency and capital standards be maintained by such companies and contractual restrictions contained in the instruments governing their debt. In the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, holders of indebtedness and trade creditors will generally be entitled to payment of their claims from the assets of that subsidiary before any assets are made available for distribution to us.

There are risks, including stock market volatility, inherent in owning the Common Stock.

The market price and volume of the Common Stock have been, and may continue to be, subject to significant fluctuations. These fluctuations may arise from general stock market conditions, the impact of risk factors described herein on our results of operations and financial position, or a change in opinion in the market regarding our business prospects, financial performance and other factors.

Our quarterly operating results may fluctuate significantly and could fall below the expectations of securities analysts and investors due to seasonality and other factors, some of which are beyond our control, resulting in a decline in our stock price.

Our quarterly operating results may fluctuate significantly because of several factors, including:

●	labor availability and costs for hourly and management personnel;
●	changes in interest rates;
●	macroeconomic conditions, both nationally and locally;
●	changes in consumer preferences and competitive conditions;
●	expansion to new markets;
●	increases in infrastructure costs; and
●	in commodity prices.

Unanticipated fluctuations in our quarterly operating results could result in a decline in our stock price.

Our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our common stock.

If we fail to satisfy the continued listing requirements of Nasdaq, such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq may take steps to delist our common stock. Such delisting would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a de-listing, we would take actions to restore our compliance with Nasdaq’s listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

13

We have no current plans to pay cash dividends on our common stock for the foreseeable future, and you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our Board of Directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our Board of Directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur, including our credit facility. As a result, you may not receive any return on an investment in our common stock unless you sell our common stock for a price greater than that which you paid for it and any potential investor who anticipates the need for current dividends should not purchase our securities. See the section entitled “Dividend Policy.”

You will experience immediate and substantial dilution.

Since the price per share of the Common Stock being offered is substantially higher than the net tangible book value per share of the Common Stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. The exercise of our outstanding stock options and warrants could result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

Our stockholders may be subject to dilution resulting from future offerings of common stock by us.

We may raise additional funds in the future by issuing common stock or equity-linked securities. Holders of our securities have no preemptive rights in connection with such further issuances. Our board of directors has the discretion to determine if an issuance of our capital stock is warranted, the price at which such issuance is to be effected and the other terms of any future issuance of capital stock. In addition, additional common stock will be issued by us in connection with the exercise of options or grant of other equity awards granted by us. Such additional equity issuances could, depending on the price at which such securities are issued, substantially dilute the interests of the holders of our existing securities.

The Selling Stockholders may sell their shares of Common Stock in the open market, which may cause our stock price to decline.

The Selling Stockholders may sell their shares of Common Stock being registered in this offering in the public market. That means that up to 24,852,314 shares of Common Stock, the number of shares being registered in this offering for sale by the Selling Stockholders, may be sold in the public market. Such sales will likely cause our stock price to decline.

Sale of our Common Stock by the Selling Stockholders could encourage short sales by third parties, which could contribute to the further decline of our stock price.

The significant downward pressure on the price of our Common Stock caused by the sale of material amounts of Common Stock could encourage short sales by third parties. Such an event could place downward pressure on the price of our Common Stock.

14

USE OF PROCEEDS

We are not selling any securities in this prospectus. All proceeds from the resale of the shares of our Common Stock offered by this prospectus will belong to the Selling Stockholders. We will not receive any proceeds from the resale of the shares of our Common Stock by the Selling Stockholders. We may receive proceeds from future cash exercises of the Warrants, which, if exercised in cash at the current exercise price with respect to all 16,783,381 shares of Common Stock, would result in gross proceeds of approximately $100,338,796 to us.

DETERMINATION OF OFFERING PRICE

The Selling StockholderS will offer Common Stock at the prevailing market prices or privately negotiated prices. The offering price of our Common Stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our Common Stock may not trade at the market prices in excess of the offering prices for Common Stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DIVIDEND POLICY

Holders of our common stock are entitled to receive dividends only when and if declared by our Board of Directors out of funds legally available for dividends.

During the year ended December 31, 2024, our Board of Directors declared and paid cash dividend of $872,846 to Mr. Joseph F. Basile III. In 2024, we elected to be taxed as a C corporation. We do not anticipate paying any cash dividends in the foreseeable future. The payment of dividends, if any, in the future is within the discretion of our Board of Directors and will depend on our earnings, capital requirements and financial condition and other relevant facts. We currently intend to retain all future earnings, if any, to finance the development and growth of our business.

DILUTION

The issuance of our Common Stock to the Selling Stockholders will have a dilutive impact on our stockholders.

Our net tangible book value represents total tangible assets less total liabilities divided by the number of shares of Common Stock outstanding on June 30, 2025. As of June 30, 2025, we had a historical net tangible book value of $10,122,806, or $1.22 per share of Common Stock.

After giving effect to the issuance of 24,852,314 shares of our Common Stock to the Selling Stockholders, and after deducting estimated offering expenses payable by us, our as-adjusted net tangible book value as of June 30, 2025 would have been approximately $38,154,787, or $1.24 per share. This represents an immediate increase in net tangible book value of $28,031,981 per share to existing stockholders and an immediate dilution of $0.02 per share to new investors.

The following table illustrates this per share dilution:

Net tangible book value per share as of June 30, 2025	$38,154,787
Increase in net tangible book value per share attributable to the effect of this offering		$28,031,981
As adjusted net tangible book value per share after giving effect to this offering		$1.24
Dilution in net tangible book value per share to new investors		$0.02

The calculations above are based on 9,496,900 shares of our Common Stock outstanding as of June 30, 2025, and excludes 16,783,381 shares of our Common Stock issuable upon the exercise of the Warrants.

15

PRIVATE PLACEMENT OF SERIES C PREFERRED STOCK AND WARRANTS

On September 26, 2025, we entered into a Securities Purchase Agreement with the Investor for the private placement (the “Private Placement”) of 4,389,500 shares of Series C Preferred Stock, convertible into an aggregate of 8,068,933 shares of our Common Stock at a conversion price of $5.44 per share, Common A Warrants, each having the right to purchase one share of Common Stock, to acquire up to an aggregate of 8,068,933 shares of Common Stock, and Common B Warrants, each having the right to purchase one share of Common Stock, to acquire up to an aggregate of 8,068,933 shares of Common Stock. The purchase price for one unit consisting of the Series C Preferred Stock, Common A Warrants and Common B Warrants is $5.44 per share.

The Private Placement closed on October 2, 2025 with aggregate gross proceeds totaling approximately $44 million to us, before deducting placement agent fees and other expenses.

The Common A Warrants issued in the PIPE Offering are exercisable immediately at an exercise price of $5.75 per share and will expire three years from the date of issuance. The Common B Warrants issued in the PIPE Offering are exercisable immediately at an exercise price of $6.25 per share and will expire three years from their date of issuance.

The exercise price and number of shares of Common Stock issuable upon exercise of the PIPE Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the Common Stock and the exercise price. Subject to limited exceptions, the Investor may not exercise any portion of the PIPE Warrants to the extent that the Investor would beneficially own more than 4.99% of the outstanding Common Stock after exercise. In the event of certain fundamental transactions, the holder of the PIPE Warrants will have the right to receive the Black Scholes Value (as defined in the PIPE Warrants) of its PIPE Warrants calculated pursuant to a formula set forth in the PIPE Warrants, payable in cash. There is no trading market available for the PIPE Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the PIPE Warrants on any securities exchange or nationally recognized trading system.

Pursuant to the Placement Agency Agreement, dated as of September 26, 2025, for a period of twenty four (24) months after the closing date, the Placement Agent has the right of first refusal to participate with respect to any offering involving (i) future equity or equity-linked securities of the Company or (ii) debt of the Company, which is convertible into equity or in which there is an equity component.

Dominari Securities LLC acted as Placement Agent in connection with the Offering pursuant to that certain Placement Agency Agreement dated as of September 26, 2025, between us and the Placement Agent, pursuant to which we paid the Placement Agent (i) a cash fee equal to 8.00% of the aggregate gross proceeds from the sale of the shares of the Common Stock in the Offering, and (ii) reimbursement for certain of out-of-pocket expenses, including for reasonable expenses and legal fees of $150,000. In addition, we issued to the Placement Agent or its designees the Placement Agent Warrants to purchase up to an aggregate of 645,515 shares of Common Stock (8.0% of the Common Stock sold in the Offering). The Placement Agent Warrants have identical terms to the PIPE Warrants, except that the exercise price of the Placement Agent Warrants is $5.44 per share and the exercise term is five (5) years from the date of issuance.

16

SELLING STOCKHOLDERS

Selling Stockholder	Number of Shares Owned Before Offering	Shares Offered Hereby	Number of Shares Owned After Offering(1)	Percentage of Shares Beneficially Owned After Offering
Dominari Securities LLC(2)	0	645,515	0	0%
American Ventures LLC, Series XIV JFB (3)	0	24,206,799	0	0%

(1)	This column assumes full conversion or exercise of the Series C Preferred Stock and Warrants owned by the Selling Stockholders into or for shares of Common Stock offered hereby and the subsequent sale of all such shares of Common Stock.

(2)

Based upon information provided by Dominari Securities LLC (“Dominari”), Dominari is the beneficial owner of Placement Agent Warrants to purchase 645,515 shares of Common Stock. Dominari has a limitation on the amount of its beneficial ownership pursuant to the placement agent common stock purchase warrant agreement with the Company pursuant to which Dominari will not exercise its Placement Agent Warrants if, following such exercise, Dominari would own more than 4.99% of the Company’s issued and outstanding shares of Common Stock. Soo Yu, the Chief Operating Officer of Dominari, exercises voting and dispositive power over the shares being offered under this prospectus. The address of Dominari is 725 5th Ave 23 Floor, New York, NY 10022.

(3)	Based upon information provided by American Ventures LLC, Series XIV JFB (“American Ventures”), American Ventures is the beneficial owner of (i) 4,389,500 shares of Series C Preferred Stock, convertible into 8,068,933 shares of Common Stock; (ii) 8,068,933 Common A Warrants to purchase up to an aggregate of 8,068,933 shares of Common Stock; and (iii) 8,068,933 Common B Warrants to purchase up to an aggregate of 8,068,933 shares of Common Stock. American Ventures has a limitation on the amount of its beneficial ownership pursuant to the Common A Warrant and Common B Warrant pursuant to which American Ventures will not exercise its Common A and Common B Warrants if, following such exercise, American Ventures would own more than 4.99% of the Company’s issued and outstanding shares of Common Stock. Eric Newman, the manager of the manager of American Ventures, exercises voting and dispositive power over the shares being offered under this prospectus. The address of American Ventures is 110 Front Street, Suite 300, Jupiter, FL 33477.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock is a summary only and is subject to and qualified in its entirety by reference to the applicable provisions of the NRS, and our Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is part. You should refer to, and read this summary together with, our Articles of Incorporation and Bylaws, each as amended and restated to date, to review all of the terms of our capital stock. Our Articles of Incorporation and amendments thereto are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 200,000,000 shares of all classes of stock, of which 190,000,000 shares are classified as common stock, par value $0.0001 per share, and 10,000,000 shares are classified as preferred stock, par value $0.0001 per share. Further, we are authorized to issue two (2) classes of common stock with 186,000,000 shares of the common stock designated as “Class A Common Stock” and none of the shares of the common stock designated as “Class B Common Stock”. On September 30, 2025, the Company and Mr. Basile, entered into a share redemption agreement (the “Redemption Agreement”), pursuant to which the Company paid Mr. Basile $12,000,000 from the proceeds of a concurrent PIPE Offering in exchange for retiring 4,000,000 shares of Class B Common Stock (“Class B Shares”) held by Mr. Basile (the “Redemption”).

As of October 6, 2025, we have 5,966,700 shares of Class A Common Stock, none of the shares of Class B Common Stock, and 4,389,500 shares of Series C Preferred Stock issued and outstanding.

The rights of the holders of Class A Common Stock and Class B Common Stock are identical, except with respect to voting and conversion rights. Each share of Class A Common Stock is entitled to one (1) vote. Each share of Class B Common Stock is entitled to three (3) votes and is convertible at any time into one (1) share of Class A Common Stock. Class B Common Stock shall vote as a separate class (i) to authorize the dissolution and/or liquidation of the Company; or (ii) to authorize a change in control transaction, as defined and described in our Articles of Incorporation. Further, Class B Common Stock shall vote as a separate class to amend or repeal any of Articles 8a (authorized shares), 8b (provisions relating to common stock), 8c (preferred stock), 10 (approval of mergers, consolidations and certain other corporate transactions), 11 (management of the corporation), 12 (liability; indemnification), 13 (affiliated transactions), and 14 (amendments) of the Company’s Articles of Incorporation. In addition, each share of Class B Common Stock will convert automatically into one (1) share of Class A Common Stock effective upon the termination of the applicable holder’s continuous service, as described in our Articles of Incorporation. All of the outstanding shares of our Class A Common Stock Class B Common Stock are, and the shares of our Class A Common Stock are fully paid and non-assessable.

Each share of our Common Stock is entitled to equal dividends and distributions per share with respect to the Common Stock when, as and if declared by our Board of Directors. No holder of any shares of our Common Stock has a preemptive right to subscribe for any of our securities. Except as described above relating to the Class B Common Stock, no shares of our Common Stock subject to redemption or convertible into other securities. Upon liquidation, dissolution or winding-up of our company, and after payment to our creditors and preferred stockholders, if any, our assets will be divided pro rata on a share-for-share basis among the holders of our Common Stock. Holders of our Common Stock do not have any cumulative voting rights.

17

Action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if the action is taken by the holders of outstanding shares entitled to vote thereon having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all stockholders and shares entitled to vote thereon were present and voted.

The presence of the persons entitled to vote a majority of the outstanding voting shares on a matter before the stockholders constitute the quorum necessary for the consideration of the matter at a stockholders’ meeting.

Except as otherwise required by law, the Articles of Incorporation, or any certificate of designations, (i) at all meetings of stockholders for the election of directors, a plurality of votes cast are sufficient to elect such directors; (ii) any other action taken by stockholders are be valid and binding upon us if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, at a meeting at which a quorum is present, except that adoption, amendment or repeal of the Bylaws by stockholders requires the vote of a majority of the shares entitled to vote; and (iii) broker non-votes and abstentions are considered for purposes of establishing a quorum but not considered as votes cast for or against a proposal or director nominee. Each stockholder has one (1) vote for every share of stock having voting rights registered in his or her name, except as otherwise provided for shares of Class B Common Stock or any preferred stock designation setting forth the right of preferred stock stockholders.

The Common Stock do not have cumulative voting rights, which means that the holders of 51% of the common stock voting for election of directors can elect 100% of our directors if they choose to do so.

Preferred Stock

Our Articles of Incorporation authorizes the issuance of 10,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our Board of Directors. No shares of preferred stock are currently issued or outstanding. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. We may issue some or all of the preferred stock to effect a business transaction. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us.

Series C Convertible Preferred Stock

Stated Value

The stated value of the Series C Preferred Stock is $10 per share.

Conversion

Each share of Series C Preferred Stock may, at the option of the holder, be converted into fully paid and non-assessable shares of Common Stock, upon notice to the Company. To effect conversions of shares of Series C Preferred Stock, a holder shall not be required to surrender the certificate(s) representing such shares of Series C Preferred Stock to the Company unless all of the shares of Series C Preferred Stock represented thereby are so converted, in which case the holder shall deliver the certificate representing such shares of Series C Preferred Stock promptly following the conversion date at issue. The Corporation shall issue certificates representing the conversion shares within five business days following surrender by a holder of the certificate(s) representing the converted shares of Series C Preferred Stock to the Company. The conversion price of the Series C Preferred Stock shall be $5.44. Each share of Series C Preferred Stock shall be convertible into approximately 1.838 shares of conversion shares, subject to adjustment.

18

Dividend Rights

So long as any shares of Series C Preferred Stock are outstanding, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, any securities of the Company without the prior express written consent of the holders of the Series C Preferred Stock. If dividends are consented to by such holders, then the holders of the Series C Preferred Stock shall be entitled to receive, and the Company shall pay, dividends on shares of Series C Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of Series C Preferred Stock.

Liquidation

In the event of a liquidation, dissolution or winding up of the company, all legally available assets will first be distributed to holders of the Series C Preferred Stock to satisfy their triggering redemption amount, calculated as per the Series C Preferred Stock Certificate of Designation. Any remaining assets will then be distributed pro rata among holders of all other Preferred Stock and Common Stock based on the number of shares owned.

Transfer Agent and Registrar

The transfer agent and registrar of our common stock is ClearTrust, LLC. ClearTrust, LLC will also act as the warrant agent for the Warrants offered hereby.

Anti-Takeover Provisions Under the NRS

Certain provisions of Nevada law, and our Articles of Incorporation and our Bylaws (subject, where applicable as described below, our opting out of certain provisions of Nevada law), contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Business Combinations

Sections 78.411 to 78.444 of the Nevada Revised Statues (the “NRS”) prohibit a Nevada corporation from engaging in a “combination” with an “interested stockholder” for three (3) years following the date that such person becomes an interested stockholder and place certain restrictions on such combinations even after the expiration of the three-year period. With certain exceptions, an interested stockholder is a person or group that owns 10% or more of the corporation’s outstanding voting power (including stock with respect to which the person has voting rights and any rights to acquire stock pursuant to an option, warrant, agreement, arrangement, or understanding or upon the exercise of conversion or exchange rights) or is an affiliate or associate of the corporation and was the owner of 10% or more of such voting stock at any time within the previous three (3) years.

19

A Nevada corporation may elect not to be governed by Sections 78.411 to 78.444 by a provision in its Articles of Incorporation. We do not have such a provision in our Articles of Incorporation; therefore, these sections apply to us.

Control Shares

Nevada law also seeks to impede “unfriendly” corporate takeovers by providing in Sections 78.378 to 78.3793 of the NRS that an “acquiring person” shall only obtain voting rights in the “control shares” purchased by such person to the extent approved by the other stockholders at a meeting. With certain exceptions, an acquiring person is one who acquires or offers to acquire a “controlling interest” in the corporation, defined as one-fifth (1/5th) or more of the voting power. Control shares include not only shares acquired or offered to be acquired in connection with the acquisition of a controlling interest, but also all shares acquired by the acquiring person within the preceding 90 days. The statute covers not only the acquiring person but also any persons acting in association with the acquiring person.

A Nevada corporation may elect to opt out of the provisions of Sections 78.378 to 78.3793 of the NRS. We do not have such a provision in our Articles of Incorporation; therefore, these sections apply to us.

Removal of Directors

Section 78.335 of the NRS provides that two-thirds (2/3rds) of the voting power of the issued and outstanding shares of the Company are required to remove a Director from office. As such, it may be more difficult for stockholders to remove Directors due to the fact the NRS requires greater than majority approval of the stockholders for such removal.

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledgees, assignees or other successors-in-interest may, from time to time, sell any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices or negotiated prices. The Selling Stockholders may use one or more of the following methods when disposing of the shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per security;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 or Rule 904 under the Securities Act, if available, or Section 4(a)(1) under the Securities Act, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

20

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Common Stock from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

Upon being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of Common Stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (vi) other facts material to the transaction. In addition, upon being notified in writing by a Selling Stockholder that a donee or pledgee intends to sell more than 500 shares of Common Stock, we will file a supplement to this prospectus, if then required in accordance with applicable securities law.

The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the shares of Common Stock or interests in shares of Common Stock, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any profits realized by such Selling Stockholders or compensation received by such broker-dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act. The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority (FINRA) or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.

The aggregate proceeds to the Selling Stockholders from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.

21

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the following documents or information that we have filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 31, 2025.

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 filed with the SEC on May 14, 2025, and for the quarterly period ended June 30, 2025 filed with the SEC on August 14, 2025.

●	our Current Reports on Form 8-K filed with the SEC on March 10, 2025, May 12, 2025, September 25, 2025, and October 2, 2025.

All other reports and documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date that this registration statement becomes effective and after the date of this prospectus but before the termination of the offering of the securities described in this prospectus shall be deemed to be incorporated by reference into this prospectus.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

JFB Construction Holdings

Attn: Joseph F. Basile III

Chief Executive Officer

1300 S. Dixie Highway, Suite B

Lantana, FL 33462

Telephone: (561) 582-9840

You may also access these filings on our website at www.jfbconstruction.net. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide different or additional information on our behalf. An offer of these securities is not being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date of those respective documents.

EXPERTS

The audited annual consolidated financial statements of JFB Construction Holdings incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of M&K CPAS, PLLC, an independent registered public accounting firm. The 2024 and 2023 audited annual consolidated financial statements of JFB Construction, Holdings as of and for the years ended December 31, 2024 and 2023, have been audited by M&K CPAS, PLLC, an independent registered public accounting firm.

LEGAL MATTERS

Lucosky Brookman LLP serves as our legal counsel in connection with this offering.

22

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by that director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether that indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement.

For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus, or any document incorporated by reference in this prospectus, is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus or any sale of our securities.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and over the Internet at the SEC’s website at http://www.sec.gov.

We also maintain a website at www.jfbconstuction.net. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

23

Up to 24,852,314 Shares of Common Stock

JFB Construction Holdings

PROSPECTUS

, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with this registration statement, other than underwriting discounts and commissions. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission and to FINRA.

Amount to be paid
SEC registration fee	$53,158.40
Accounting fees and expenses	$4,500
Legal fees and expenses	$50,000
Total	$107,658.40

Item 14. Indemnification of Directors and Officers

Under statutory and decisional law, directors of Nevada corporations owe duties of loyalty to the corporation generally described as fiduciary duties. NRS 78.138 provides that the fiduciary duties of directors and officers are to exercise their respective powers in good faith and with a view to the interests of the corporation. Nevada has adopted standards, commonly known as the “business judgment rule,” to govern director decisions and which provide that, except as otherwise provided in subsection 1 of NRS 78.139, directors are presumed to act in good faith, on an informed basis and with a view to the interests of the corporation.

Our Articles of Incorporation and Bylaws contain provisions that limit or eliminate the personal liability of our directors and officers for damages for breach of fiduciary duty, except those resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of NRS 78.300, as it may be amended from time to time, or any successor provision thereto.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our Articles of Incorporation and Bylaws also authorize us to indemnify our officers, directors and other agents to the fullest extent permitted under Nevada law.

As permitted under the NRS, our Articles of Incorporation and Bylaws provide that:

●	we may indemnify our directors, officers and employees to the fullest extent permitted by the NRS, subject to limited exceptions;

●	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the NRS, subject to limited exceptions; and

●	the rights provided in our Articles of Incorporation and Bylaws are not exclusive.

Our Articles of Incorporation and Bylaws provide for the indemnification provisions described above and elsewhere herein. We intend to enter into separate indemnification agreements with our directors and officers that may be broader than the specific indemnification provisions contained in the NRS. These indemnification agreements will generally require us, among other things, to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also will generally require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

II-1

The NRS provides that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses. We may also maintain a general liability insurance policy, which covers certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 15. Recent Sales of Unregistered Securities

During the past three (3) years, we have issued the following common stock. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering, or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of common stock.

On April 30, 2024, Joseph F. Basile III gifted 40,625 shares of common stock in the JFB Subsidiary to The Basile Family Irrevocable Trust and 0.3125 shares of common stock in the JFB Subsidiary to another individual.

To effectuate the Reorganization, on July 18, 2024, Mr. Basile, The Basile Family Irrevocable Trust, and another shareholder contributed their shares in JFB Construction & Development Inc. to JFB Construction Holdings in exchange for shares of common stock of JFB Construction Holdings. As a result, JFB Construction Holdings issued (1) 365,000 shares of Class A Common Stock and 4,000,000 shares of Class B Common to Mr. Basile, (2) 3,250,000 shares of Class A Common Stock to The Basile Family Irrevocable Trust, and 25,000 shares of Class A Common Stock to the other shareholder. Accordingly, immediately after the Reorganization, Mr. Basile and Basile Family Irrevocable Trust owned approximately fifty-seven percent (57%) and forty-three percent (43%) of the Common Stock of JFB Construction Holdings, respectively.

On July 19, 2024, the Company issued 360,000 shares of the Company’s Class A Common Stock to Chartered Services for assisting the company with various consulting services. These services included the Company’s nomination system for all directors and aid in identifying qualified candidates, reviewing and advising the Company on all documents and accounting systems with GAAP compliance, providing support as a liaison for the Company’s third party services providers, and providing business development services. Under this agreement, the shares have already been granted and cannot be reclaimed even if the agreement is cancelled with or without cause. There are no required measurable deliverables or milestones as part of this agreement from Chartered Service. The agreement contains customary confidentiality and non-solicitation provisions .

On September 26, 2025, the Company entered into a securities purchase agreement with an investor, pursuant to which the Company sold an aggregate of (i) 4,389,500 shares of its Series C Convertible Preferred Stock, par value $0.0001 per share, stated value $10 per share, convertible into 8,068,933 shares of Common Stock at a conversion price $5.44 per share of Series C Convertible Preferred Stock, (ii) 8,068,933 Common A Warrants exercisable for 8,068,933 shares of the Company’s Common Stock, and (iii) 8,068,933 Common B Warrants exercisable for 8,068,933 shares of Common Stock. The purchase price for one unit consisting of the Series C Convertible Preferred Stock, Common Warrants A and Common Warrants B was $5.44 per share. Dominari Securities LLC, placement agent in the offering, was issued warrants to purchase an aggregate of 645,515 shares of Common Stock.

Item 16. Exhibits and Financial Statement Schedules

		Incorporated by
		Reference		Filed or Furnished
Exhibit Number	Exhibit Description	Form	Exhibit	Filing Date	Herewith

3.1	Amended and Restated Articles of Incorporation of the Company dated September 30, 2024	10-K	3.1	03/31/2025
3.2	Bylaws of the Company dated September 26, 2024	10-K	3.2	03/31/2025
3.3	Certificate of Designation for Series C Convertible Preferred Stock	8-K	3.1	10/02/2025
4.1	Common Stock Purchase Warrant A	8-K	4.1	10/02/2025
4.2	Common Stock Purchase Warrant B	8-K	4.2	10/02/2025
5.1	Opinion of Lucosky Brookman LLP				X
10.1	Contribution and Share Exchange Agreement dated July 18, 2024, by and among JFB Construction Holdings and the shareholders of JFB Construction & Development Inc.				X
10.2	Employment Agreement dated July 18, 2024 between the Company and Joseph F. Basile III(†)				X
10.3	Employment Agreement dated July 18, 2024, between the Company and Ruben Calderon(†)				X
10.4	2024 Equity Incentive Plan(†)				X
10.5	Loose Cannon Lease Agreement dated January 1, 2022 by and between the Company and Loose Cannon, LLC				X
10.6	Construction Agreement dated August 04, 2021 by and between the Company and Aura Commercial, LLC				X
10.7	Aura Commercial Lease Agreement dated March 29, 2024 by and between the Company and Aura Commercial, LLC				X
10.8	Construction Agreement dated July 18, 2024 by and between the Company and Rare Capital Partners, LLC				X
10.9	Consulting Agreement with Chartered Services, LLC dated July 17, 2024 by and between the Company and Chartered Services, LLC				X
10.10	Form Construction Contract				X
10.11	Form Officer and Director Indemnification Agreement				X
10.12	Amendment to Lease Agreement by and between the Company and Aura Commercial, LLC				X
10.13	Amendment to Consulting Agreement with Chartered Services, LLC				X
10.14	Amended and Restated Employment Agreement dated February 1, 2025 between the Company and Joseph F. Basile, III(†)				X
10.15	Subscription Agreement between JFB Construction Holdings and CM OB Hotel Owner, LLC	8-K	10.1	05/12/2025
10.16	Side Letter Agreement between JFB Construction Holdings and CM OB Hotel Owner, LLC	8-K	10.2	05/12/2025
10.17	Cost-Plus 5% Construction Management Contract between JFB Construction Holdings and Onyx OB Hotel Owner LLC, dated May 1st, 2025	8-K	10.3	05/12/2025
10.18	Securities Purchase Agreement between the Company and American Capital Ventures, LLC, dated September 26, 2025	8-K	10.1	10/02/2025
10.19	Registration Rights Agreement between the Company and American Capital Ventures, LLC, dated September 26, 2025	8-K	10.3	10/02/2025
10.20	Share Redemption Agreement between the Company and Joseph F. Basile III, dated September 30, 2025	8-K	10.4	10/02/2025
23.1	Consent of M&K CPA, PLLC				X
107	Filing Fee Table				X

†	Denotes management compensation plan or contract.

II-2

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

II-3

2.	For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	For the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(a)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

6.	For the purposes of determining liability under the Securities Act of 1933 to any purchaser in the initial distributions of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

II-4

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

7.	The undersigned registrant hereby undertakes that:

(i)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Lantana, Florida on October 10, 2025.

JFB CONSTRUCTION HOLDINGS

By:	/s/ Joseph F. Basile, III
Name:	Joseph F. Basile, III
Title:	Chief Executive Officer and Chairman

POWER OF ATTORNEY

We, the undersigned officers and directors of JFB Construction Holdings, hereby severally constitute and appoint Joseph F. Basile, III and Ruben Calderon, and each of them singly (with full power to each of them to act alone), to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Joseph F. Basile, III	Chief Executive Officer and Chairman	October 10, 2025
Joseph F. Basile, III

/s/ Ruben Calderon	Chief Financial Officer	October 10, 2025
Ruben Calderon

/s/ Bjarne Borg	Independent Director	October 10, 2025
Bjarne Borg

/s/ David Clukey	Independent Director	October 10, 2025
David Clukey

/s/ Nelson Garcia	Independent Director	October 10, 2025
Nelson Garcia

/s/ Christopher Melton	Independent Director	October 10, 2025
Christopher Melton

/s/ Miklos “John” Gulyas	Director	October 10, 2025
Miklos “John” Gulyas

/s/ Jamie Zambrana, Jr.	Director	October 10, 2025
Jamie Zambrana, Jr.

II-6